Exhibit 99.1

February 12, 2025

Karman Announces Pricing of its Initial Public Offering

HUNTINGTON BEACH, Calif.—(PRNewswire)—Karman Holdings Inc. (“Karman” or the “Company”), a company specializing in the upfront design, testing, manufacturing, and sale of mission-critical systems for existing and emerging missile and defense, and space programs, today announced the pricing of its initial public offering of 23,000,000 shares of its common stock at a public offering price of $22.00 per share (the “Common Stock”). The offering consists of 8,421,053 shares of Common Stock offered by Karman and 14,578,947 shares of Common Stock to be sold by certain of Karman’s existing stockholders (the “Selling Stockholders”). Karman will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. The shares of Karman’s Common Stock are expected to begin trading on the New York Stock Exchange under the ticker symbol “KRMN” on February 13, 2025, and the offering is expected to close on February 14, 2025, subject to customary closing conditions.

In addition, certain of the Selling Stockholders have granted the underwriters a 30-day option to purchase up to an additional 3,450,000 shares (solely to cover over-allotments, if any) of its Common Stock at the initial public offering price, less underwriting discounts and commissions. Karman will not receive any proceeds from the sale of shares by the selling stockholder if the underwriters exercise their option to purchase additional shares of Common Stock.

Karman currently intends to use the net proceeds it receives from this offering, together with its existing cash, cash equivalents and short-term investments, for general corporate purposes, including additional development efforts, working capital and operating expenses.

Citigroup and Evercore ISI are acting as book-running managers for the proposed offering and as representatives of the underwriters for the proposed offering. RBC Capital Markets and William Blair are acting as joint bookrunners for the proposed offering. Baird is acting as co-manager for the proposed offering.

A registration statement relating to the Common Stock was declared effective by the U.S. Securities and Exchange Commission on February 12, 2025. The offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone: (800) 831-9146 and Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone: (888) 474-0200, or by email: ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Common Stock, nor shall there be any sale of the Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Karman

We specialize in the upfront design, testing, manufacturing, and sale of mission-critical systems for existing and emerging missile and defense, and space programs. Our integrated payload protection, propulsion, and interstage system solutions are deployed across a wide variety of existing and emerging programs supporting important Department of Defense and space sector initiatives.

Forward-Looking Statements

The statements contained in this press release that are not historical facts are forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements may be included throughout this press release, and include, but are not limited to, statements relating to Karman’s expected gross proceeds from the initial public offering, the expected use of proceeds from such initial public offering, the expected date for Karman’s Common Stock to begin trading on the NYSE and the expected closing of the initial public offering. By their nature, forward-looking statements are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. The Company’s expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date of this release. Karman undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

View source version on prnewswire.com: [URL]

Brenda Ramirez

Brenda.Ramirez@karman-sd.com

Source: Karman